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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2001

Hybrid Networks, Inc.
(Exact name of registrant as specified in this charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23289 (Commission File Number)	77-02520931 (I.R.S. Employer Identification Number)

6409 Guadalupe Mines Road, San Jose, CA 95120
(Address of principal executive offices) (Zip Code)

(408) 323-6250
(Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS

On August 30, 2001, Hybrid Networks, Inc. issued the following Press Release.

    SAN JOSE, Calif. August 30, 2001—Hybrid Networks Inc. (Nasdaq: HYBR), the worldwide leader in high-capacity MMDS fixed broadband wireless Internet access systems, today announced that the Nasdaq Listing Qualifications Panel has informed the Company that its common stock will be listed on the Nasdaq Small Cap Market. The Panel has transferred the listing of Hybrid's securities from the Nasdaq National Market to the Nasdaq Small Cap Market effective Thursday, August 30, 2001, subject to the provision that on or before September 5, 2001, Hybrid must submit a filing evidencing a specified minimum amount of net tangible assets. In addition, Hybrid's Form 10-Q for the third quarter of 2001 must evidence Hybrid's continued compliance with the $2,000,000 net tangible assets and/or $2,500,000 shareholders' equity standard. Nasdaq reserves the right to modify, extend or terminate this exception subsequent to a review of Hybrid's operating results and balance sheet for the third quarter of 2001 and will continue to monitor Hybrid's compliance with all requirements on the Nasdaq Small Cap Market. Hybrid was also notified that the Nasdaq Listing and Hearing Review Council retains the right to review the Panel decision on or before October 15, 2001.

    "The Panel's decision follows several recent events," said Michael D. Greenbaum, President and Chief Executive Officer of Hybrid Networks, Inc. "These include receipt of a $9.3 million order from Sprint, continued sales growth, and improvements in both our gross profit margins and on the bottom line."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    The following exhibits are filed herewith:

Exhibit	Description
99.01	Pro forma balance sheet as of July 31, 2001

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 5, 2001		Hybrid Networks, Inc.
	By:	/s/ MICHAEL D. GREENBAUM Michael D. Greenbaum President and Chief Executive Officer

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES